UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 7, 2008

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2008, Lennar Corporation (the “Company”) amended its senior unsecured revolving credit facility (the “Credit Facility”). The amendment gives the Company greater flexibility under the borrowing covenants, but increases the interest rate (which is LIBOR based) and reduces the total amount of the Credit Facility (which reduces the Company’s cost of maintaining the facility). The amended terms provide for, among other things:

(a)	a lower aggregate commitment of $1.1 billion;

(b)	an extension of the required quarterly reductions in the Company’s recourse joint venture obligations through the maturity date, July 2011; and

(c)	modification of the following covenants:

1.	minimum adjusted consolidated tangible net worth;

2.	borrowing base;

3.	maximum leverage ratio; and

4.	investments.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement dated July 21, 2006, the First Amendment to Credit Agreement dated August 21, 2007, the Second Amendment to Credit Agreement dated January 23, 2008 and the Third Amendment to Credit Agreement dated November 7, 2008, which govern the Credit Facility. The Third Amendment to Credit Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

10.1	Third Amendment to Credit Agreement dated November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2008	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

10.1	Third Amendment to Credit Agreement dated November 7, 2008.